Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Old Line Bancshares, Inc.

Bowie, Maryland

We hereby consent to the incorporation by reference in the registration statements (Nos. 333‑113097, 333‑111587, 333‑116845, 333‑ 168291 and 333‑191464) on Form S‑8 of Old Line Bancshares, Inc. of our report dated March 20, 2013 relating to the consolidated financial statements of Old Line Bancshares, Inc. included in the Form 10‑K for the year ended December 31, 2014.

/s/ Rowles & Company, LLP

Baltimore, Maryland

March 11, 2015

8100 Sandpiper Circle, Suite 308, Baltimore, Maryland 21236

443‑725‑5395 FAX 443‑725‑5074

Website: www.Rowles.com